Exhibit 10.23

FIRST AMENDMENT
TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment to Amended and Restated Employment Agreement (this “Amendment”), effective as of July 1, 2013, amends certain provisions of that certain Amended and Restated Employment Agreement (the “Agreement”), dated June 6, 2011, between ScanSource, Inc., a South Carolina corporation (the “Company”), and R. Scott Benbenek (the “Executive”) which amended and restated the Amended and Restated Employment Agreement dated as of May 21, 2009 and the original Employment Agreement dated as of June 20, 2007. Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Agreement.

STATEMENT OF PURPOSE:

WHEREAS, the Company and the Executive (collectively, the “Parties”) are parties to the Agreement and desire to amend the Agreement pursuant to Section 13(g) thereof in accordance with the terms set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and of the mutual commitments below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Title. The first paragraph of the “Background” section of the Agreement is hereby amended to read as follows:

“The Company desires to employ Executive as Senior Vice President of Worldwide Operations and Integration Support, and Executive is willing to serve in such capacity and the parties desire to document the terms and conditions of such employment as stated in this Agreement.”

2.    Exhibit A to Employment Agreement.

a.
The Agreement is hereby amended by deleting the paragraph entitled “Base Salary” in Exhibit A to the Agreement in its entirety and replacing the paragraph entitled “Base Salary” in its entirety as follows:

“Base Salary: $335,000 annually”

b.
The Agreement is hereby amended by deleting the paragraph entitled “Variable Compensation” in Exhibit A to the Agreement in its entirety and replacing the paragraph entitled “Variable Compensation” in its entirety as follows:

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“Variable Compensation: Beginning July 1, 2013 and continuing through the end of the Employment Period, Executive’s compensation structure will be as follows:

Variable compensation may be paid in such amounts as may be determined by the CEO, based upon Executive’s performance and attainment of management and performance goals established by the Chief Executive Officer and approved by the Committee. The target amount of such annual variable compensation will be 50% of the Executive’s Base Salary. Any variable compensation earned during the Company’s 2014 fiscal year will be paid to Executive annually following fiscal year end in connection with the Board’s review of the Company’s financial statements and approval of the Company’s annual report on Form 10-K.

Notwithstanding any other provision of this Agreement or this Exhibit A, any variable compensation to be paid under this Agreement will be paid to Executive by the later of (i) March 15th following the end of the calendar year in which Executive right to such variable compensation vests or (ii) the 15th day of the third month following the end of the Company’s fiscal year in which Executive’s right to such variable compensation vests.

Given Executive may be a “covered employee” under Code Section 162(m), the foregoing incentive compensation is intended to be a Performance Unit granted under the terms of the Company’s 2002 Long-Term Incentive Plan or any successor stock plan (the “Stock Plan”) and has been designated as a “Qualified Performance-Based Award.” The incentive compensation is intended to qualify for the Code Section 162(m) Exemption within the meaning of the Stock Plan. In no event may Executive’s incentive compensation under this Agreement for any year exceed the maximum amount allowed by the terms of the Stock Plan currently in effect, which is $3,000,000 under the 2002 Long-Term Incentive Plan as of the Effective Date. Executive’s right to receive and retain any payment of incentive compensation is subject to the written certification of the Board Compensation Committee that the relevant performance goals have been achieved. To the extent appropriate, the Board Compensation Committee may provide for the payment of incentive compensation under the terms of another Company incentive plan that permits Qualified Performance-Based Awards, in which case the limits and terms of such other incentive plan will apply.”

3.    Change In Control. All references to Executive’s being entitled to receive any compensation or other benefits (including the extension of the term of the Agreement) as a consequence of a Change in Control of the Company are deleted in their entirety. This includes, without limitation, the deletion of such references in the following sections: Sections 2(a); 5(c)(vii); and 6(a)(iii)(A).

4.    Miscellaneous. Other than as set forth herein, the terms and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment to Amended and Restated Employment Agreement effective as of the date and year first above written.

EXECUTIVE:    SCANSOURCE, INC.

/s/ R. Scott Benbenek                 /s/ Michael L. Baur
R. Scott Benbenek                 Michael L. Baur
Chief Executive Officer

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